KELLEY DRYE & WARREN LLP [LETTERHEAD]




                                 July 22, 2002

Board of Directors
Praxair, Inc.
39 Old Ridgebury Road
Danbury, CT  06810


     Re:   Registration Statement on Form S-8 for
           Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan
           ----------------------------------------------------------------

Dear Sirs:

      We are acting as counsel to Praxair, Inc., a Delaware Corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, ("Act") with the Securities and Exchange Commission (the "Commission") relating to the registration of 50,000 shares of common stock, $0.01 par value per share (the "Shares"), of the Corporation offered for sale pursuant to Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan (the "Plan").

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below. In addition, we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

      For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures on all documents examined by us. As to certain factual matters material to the opinion expressed herein, we have relied, to the extent we deemed proper, upon representations, warranties and statements as to factual

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                            KELLEY DRYE & WARREN LLP


July 22, 2002
Page Two

matters of officers and other representatives of the Corporation. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that
(1) the Corporation has been duly organized and is validly existing under the laws of the State of Delaware; and (2) the Shares to be issued by the Company pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

      We hereby consent to the filing of this letter as an Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                Very truly yours,



                                                Alan J. Laska

AJL/dma